                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 1996, with respect to the financial statements and schedule of NewCity Communications, Inc. included in the Registration Statement (Form S-1) and related Prospectus of Cox Radio, Inc. for the registration of shares of its common stock.

                                          ERNST & YOUNG LLP

Stamford, CT
July 22, 1996